Exhibit 99.1
Contact:

Brian Anderson, VP, Strategy & Investor Relations	Keith Negrin, VP, Communications
651-447-4197	612-669-1459
brian.anderson@deluxe.com	keith.negrin@deluxe.com

DELUXE REPORTS THIRD QUARTER 2023 RESULTS;
INCREASES FULL-YEAR 2023 EARNINGS OUTLOOK;
INTRODUCES NORTH STAR INITIATIVE TO DRIVE INCREMENTAL $100 MILLION OF RUN-RATE FREE CASH FLOW BY 2026

•Reported revenue decreased 3.1% including impact from divestitures, while comparable adjusted revenue was flat year-over-year
•Third quarter GAAP diluted EPS was ($0.18) while adjusted diluted EPS was $0.79
•Net loss of $8.0 million including restructuring and other charges in the quarter, down from net income of $14.7 million in the prior year
•Adjusted EBITDA decreased 2.6%, while comparable adjusted EBITDA increased 3.0%
•Increases full-year 2023 guidance for adjusted EBITDA and adjusted EPS

Minneapolis – November 2, 2023 – Deluxe (NYSE: DLX), a Trusted Payments and Data company, today reported operating results for its third quarter ended September 30, 2023.

“We are pleased with our third quarter and year-to-date results, as comparable adjusted EBITDA expanded faster than revenue for the third consecutive quarter, putting us on-track for meaningful full- year operating leverage across the business, and demonstrating the true scalability of our portfolio,” said Barry McCarthy, President and CEO of Deluxe. “In addition, our execution against the new holistic enterprise-wide North Star initiative will extend this momentum, enabling our ability to drive more than $100 million of run-rate free cash flow and $80 million of incremental run-rate EBITDA over our multi-year planning horizon.”

“We continued our strong momentum during the third quarter, including significant sequential improvement in free cash flow, and continued reduction of our net debt levels,” said Chip Zint, Senior Vice President and Chief Financial Officer of Deluxe. “Given our year-to-date results and our outlook for the year, including expected fourth-quarter benefits from the North Star initiative, we are once again raising our full-year 2023 earnings guidance.”

Third Quarter 2023 Financial Highlights
(in millions, except per share amounts)

	3rd Quarter 2023	3rd Quarter 2022	% Change
Revenue	$537.8	$555.0	(3.1%)
Comparable Adjusted Revenue	$537.8	$538.0	—
Net (Loss) Income	($8.0)	$14.7	n/m
Adjusted EBITDA	$101.9	$104.6	(2.6%)
Comparable Adjusted EBITDA	$101.9	$98.9	3.0%
Diluted EPS	($0.18)	$0.34	n/m
Adjusted Diluted EPS	$0.79	$0.99	(20.2%)
————
n/m - not meaningful

•Revenue for the third quarter decreased 3.1% from the previous year. Comparable adjusted revenue, reflecting the removal of prior year business divestitures, was flat compared to the previous year.
•Net loss of $8.0 million was down from net income of $14.7 million in the third quarter of 2022, primarily due to restructuring activities, higher interest expense and business exit activity.
•Adjusted EBITDA margin was 18.9%, up 10 basis points from the prior year, while comparable adjusted EBITDA margin was up 50 basis points.
•Adjusted diluted EPS was $0.79 versus $0.99 in the prior year.

Outlook

The Company updated the following guidance for full-year 2023, inclusive of divestitures, and all figures are approximate:

•Revenue of $2.180 to $2.220 billion, unchanged from our prior guidance
•Adjusted EBITDA of $405 to $420 million, up from $400 to $415 million
•Adjusted EPS of $3.20 to $3.45, up from $3.10 to $3.40
•Free cash flow of $60 to $80 million, lowered from $80 to $100 million to reflect in-year cash charges

The guidance outlined above is subject to, among other things, prevailing macroeconomic conditions, global unrest, labor supply issues, inflation, and the impact of divestitures.

Capital Allocation and Dividend

The Board of Directors recently approved a regular quarterly dividend of $0.30 per share. The dividend will be payable on December 4, 2023 to shareholders of record as of market closing on November 20, 2023.

Earnings Call Information

Deluxe management will host a conference call today at 8:30 a.m. ET (7:30 a.m. CT) to review the financial results. Listeners can access the call by dialing by dialing 1-888-210-4748 (access code 7092711). The audio and accompanying slides will be available via a simultaneous webcast on the investor relations website at www.investors.deluxe.com. Alternatively, an audio replay will be available after 11:30 a.m. ET through midnight on November 9, 2023 by dialing 1-800-770-2030 (access code 7092711).

About Deluxe Corporation

Deluxe, a Trusted Payments and Data company, champions business so communities thrive. Our solutions help businesses pay and get paid, accelerate growth and operate more efficiently. For more than 100 years, Deluxe customers have relied on our solutions and platforms at all stages of their lifecycle, from start-up to maturity. Our powerful scale supports millions of small businesses, thousands of vital financial institutions and hundreds of the world’s largest consumer brands, while processing approximately $3 trillion in annual payment volume. Our reach, scale and distribution channels position Deluxe to be our customers’ most trusted business partner. To learn how we can help your business, visit us at www.deluxe.com, www.facebook.com/deluxecorp, www.linkedin.com/company/deluxe, or www.twitter.com/deluxe.

Forward-Looking Statements

Statements made in this release concerning Deluxe, the company’s or management’s intentions, expectations, outlook or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current intentions or beliefs and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: potential continuing negative impacts from pandemic health issues, such as the coronavirus / COVID-19, along with the impact of related government restrictions or similar directives on our future results of operations and our future financial condition; changes in local, regional, national and international economic or political conditions, including those resulting from heightened inflation, rising interest rates, a recession, or intensified international hostilities, and the impact they may have on the company, its customers or demand for the company’s products and services; the effect of proposed and enacted legislative and regulatory actions affecting the company or the financial services industry as a whole; continuing cost increases and/or declines in the availability of materials and other services; the company’s ability to execute its transformational strategy and to realize the intended benefits; the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the company’s control; declining demand for the company’s checks, check-related products and services and business forms; risks that the company’s strategies intended to drive sustained revenue and earnings growth, despite the continuing decline in checks and forms, are delayed or unsuccessful; intense competition; continued consolidation of financial institutions and/or bank failures, thereby reducing the number of potential customers and referral sources and increasing downward pressure on the company’s revenue and gross profit; risks related to acquisitions, including integration-related risks and risks that future acquisitions will not be consummated; risks that any such acquisitions do not produce the anticipated results or synergies; risks that the company’s cost reduction initiatives will be delayed or unsuccessful; risks related to any divestitures contemplated or undertaken by the company; performance shortfalls by one or more of the company’s major suppliers, licensors or service providers; continuing supply chain and labor supply issues; unanticipated delays, costs and expenses in the development and marketing of products and services, including web services and financial technology and treasury management solutions; the failure of such products and services to deliver the expected revenues and other financial targets; risks related to security breaches, computer malware or other cyber-attacks; risks of interruptions to the company’s website operations or information technology systems; and risks of unfavorable outcomes and the costs to defend litigation and other disputes. The company’s forward-looking statements speak only as of the time made, and management assumes no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the company’s current expectations are contained in the company’s Form 10-K for the year ended December 31, 2022, and other filings made with the SEC. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF (LOSS) INCOME
(in millions, except per share amounts)
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Product revenue	$304.8	$317.2	$938.9	$956.7
Service revenue	233.0	237.8	716.0	717.3
Total revenue	537.8	555.0	1,654.9	1,674.0
Cost of products	(118.0)	(113.6)	(361.9)	(345.5)
Cost of services	(137.1)	(142.6)	(413.8)	(424.0)
Total cost of revenue	(255.1)	(256.2)	(775.7)	(769.5)
Gross profit	282.7	298.8	879.2	904.5
Selling, general and administrative expense	(233.9)	(243.8)	(726.9)	(753.1)
Restructuring and integration expense	(22.9)	(15.2)	(60.1)	(46.6)
(Loss) gain on sale of businesses and long-lived assets	(4.3)	1.8	17.6	19.3
Operating income	21.6	41.6	109.8	124.1
Interest expense	(32.0)	(23.8)	(94.0)	(65.5)
Other income	1.2	3.1	4.6	7.5
(Loss) income before income taxes	(9.2)	20.9	20.4	66.1
Income tax benefit (provision)	1.2	(6.2)	(9.2)	(19.6)
Net (loss) income	(8.0)	14.7	11.2	46.5
Non-controlling interest	—	—	(0.1)	(0.1)
Net (loss) income attributable to Deluxe	($8.0)	$14.7	$11.1	$46.4

Weighted average dilutive shares	43.7	43.4	43.8	43.3
Diluted (loss) earnings per share	($0.18)	$0.34	$0.25	$1.06
Adjusted diluted earnings per share	0.79	0.99	2.53	3.04
Capital expenditures	24.9	28.2	80.8	73.4
Depreciation and amortization expense	38.9	42.3	125.0	128.9
EBITDA	61.7	87.0	239.3	260.4
Adjusted EBITDA	101.9	104.6	310.7	305.9

DELUXE CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars and shares in millions)
(Unaudited)

	September 30, 2023	December 31, 2022
Cash and cash equivalents	$42.2	$40.4
Other current assets	495.1	663.6
Property, plant & equipment	121.1	124.9
Operating lease assets	58.8	47.1
Intangibles	410.7	459.0
Goodwill	1,430.6	1,431.4
Other non-current assets	326.2	310.1
Total assets	$2,884.7	$3,076.5

Current portion of long-term debt	$86.1	$71.7
Other current liabilities	502.0	680.6
Long-term debt	1,546.3	1,572.5
Non-current operating lease liabilities	59.3	49.0
Other non-current liabilities	91.6	98.5
Shareholders' equity	599.4	604.2
Total liabilities and shareholders' equity	$2,884.7	$3,076.5

Net debt	$1,590.2	$1,603.8
Shares outstanding	43.7	43.2

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash provided (used) by:
Operating activities:
Net income	$11.2	$46.5
Depreciation and amortization of intangibles	125.0	128.9
Gain on sale of businesses and long-lived assets	(17.6)	(19.3)
Prepaid product discount payments	(21.8)	(23.9)
Other	18.1	(8.8)
Total operating activities	114.9	123.4
Investing activities:
Proceeds from sale of businesses and long-lived assets	39.9	25.2
Purchases of capital assets	(80.8)	(73.4)
Other	(9.8)	(1.1)
Total investing activities	(50.7)	(49.3)
Financing activities:
Net change in debt	(14.5)	(13.2)
Dividends	(40.2)	(39.6)
Net change in customer funds obligations	(150.9)	(88.1)
Other	(8.0)	(8.7)
Total financing activities	(213.6)	(149.6)
Effect of exchange rate change on cash, cash equivalents, restricted cash and restricted cash equivalents	1.0	(14.1)
Net change in cash, cash equivalents, restricted cash and restricted cash equivalents	(148.4)	(89.6)
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of year	337.4	285.5
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$189.0	$195.9
Free cash flow	$34.1	$50.0

DELUXE CORPORATION
SEGMENT INFORMATION
(In millions)
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Payments	$169.5	$169.8	$515.8	$507.2
Data Solutions	64.0	66.7	194.8	204.8
Promotional Solutions	124.3	136.1	399.2	408.6
Checks	180.0	182.4	545.1	553.4
Total	$537.8	$555.0	$1,654.9	$1,674.0
Adjusted EBITDA:
Payments	$37.6	$36.2	$110.4	$107.6
Data Solutions	15.3	16.0	48.4	50.9
Promotional Solutions	16.6	18.3	56.7	49.8
Checks	81.4	80.5	241.5	245.8
Corporate	(49.0)	(46.4)	(146.3)	(148.2)
Total	$101.9	$104.6	$310.7	$305.9
Adjusted EBITDA Margin:
Payments	22.2%	21.3%	21.4%	21.2%
Data Solutions	23.9%	24.0%	24.8%	24.9%
Promotional Solutions	13.4%	13.4%	14.2%	12.2%
Checks	45.2%	44.1%	44.3%	44.4%
Total	18.9%	18.8%	18.8%	18.3%

The segment information reported here was calculated utilizing the methodology outlined in the Notes to Consolidated Financial Statements included in the company's Annual Report on Form 10-K for the year ended December 31, 2022.

DELUXE CORPORATION
SEGMENT INFORMATION (continued)
(In millions)
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Comparable Adjusted Revenue:
Payments	$169.5	$169.8	$515.8	$507.2
Data Solutions	64.0	51.4	194.8	181.4
Promotional Solutions	124.3	134.4	399.2	396.1
Checks	180.0	182.4	545.1	553.4
Total	$537.8	$538.0	$1,654.9	$1,638.1
Comparable Adjusted EBITDA:
Payments	$37.6	$36.2	$110.4	$107.6
Data Solutions	15.3	10.4	48.4	43.9
Promotional Solutions	16.6	18.2	56.7	49.2
Checks	81.4	80.5	241.5	245.8
Corporate	(49.0)	(46.4)	(146.3)	(148.2)
Total	$101.9	$98.9	$310.7	$298.3
Comparable Adjusted EBITDA Margin:
Payments	22.2%	21.3%	21.4%	21.2%
Data Solutions	23.9%	20.2%	24.8%	24.2%
Promotional Solutions	13.4%	13.5%	14.2%	12.4%
Checks	45.2%	44.1%	44.3%	44.4%
Total	18.9%	18.4%	18.8%	18.2%

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions)
(Unaudited)

Note that the company has not reconciled the adjusted EBITDA, adjusted EPS or free cash flow outlook for 2023 to the directly comparable GAAP financial measures because the company does not provide outlook guidance for the reconciling items between net income, adjusted net income and adjusted EBITDA, and certain of these reconciling items impact cash flows from operating activities. Because of the substantial uncertainty and variability surrounding certain of these forward-looking reconciling items, including: asset impairment charges, restructuring and integration costs, gains and losses on sales of businesses and long-lived assets, and certain legal-related expenses, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measures is not available without unreasonable effort. The probable significance of certain of these reconciling items is high and, based on historical experience, could be material.

EBITDA, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

Management discloses EBITDA, adjusted EBITDA and adjusted EBITDA margin because it believes they are useful in evaluating the company's operating performance, as the calculations eliminate the effect of interest expense, income taxes, the accounting effects of capital investments (i.e., depreciation and amortization) and in the case of adjusted EBITDA and adjusted EBITDA margin, certain items, as presented below, that may not be indicative of current period operating performance. In addition, management utilizes these measures to assess the operating results and performance of the business, to perform analytical comparisons and to identify strategies to improve performance. Management also believes that an increasing EBITDA and adjusted EBITDA depict an increase in the value of the company. Management does not consider EBITDA and adjusted EBITDA to be measures of cash flow, as they do not consider certain cash requirements, such as interest, income taxes, debt service payments or capital investments. Management does not consider EBITDA, adjusted EBITDA or adjusted EBITDA margin to be substitutes for operating income or net income. Instead, management believes that these amounts are useful performance measures that should be considered in addition to GAAP performance measures.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net (loss) income	($8.0)	$14.7	$11.2	$46.5
Non-controlling interest	—	—	(0.1)	(0.1)
Interest expense	32.0	23.8	94.0	65.5
Income tax (benefit) provision	(1.2)	6.2	9.2	19.6
Depreciation and amortization expense	38.9	42.3	125.0	128.9
EBITDA	61.7	87.0	239.3	260.4
Restructuring and integration costs	29.4	15.3	70.9	46.8
Share-based compensation expense	4.5	5.7	15.9	18.7
Acquisition transaction costs	—	0.1	—	0.1
Certain legal-related expense (benefit)	2.0	(1.7)	2.2	(0.8)
Loss (gain) on sale of businesses and long-lived assets	4.3	(1.8)	(17.6)	(19.3)
Adjusted EBITDA	$101.9	$104.6	$310.7	$305.9
Adjusted EBITDA as a percentage of total revenue (adjusted EBITDA margin)	18.9%	18.8%	18.8%	18.3%

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions, except per share amounts)
(Unaudited)

ADJUSTED DILUTED EPS

By excluding the impact of non-cash items or items that may not be indicative of current period operating performance, management believes that adjusted diluted EPS provides useful comparable information to assist in analyzing the company's current and future operating performance. As such, adjusted diluted EPS is one of the key financial performance metrics used to assess the operating results and performance of the business and to identify strategies to improve performance. It is reasonable to expect that one or more of the excluded items will occur in future periods, but the amounts recognized may vary significantly. Management does not consider adjusted diluted EPS to be a substitute for GAAP performance measures, but believes that it is a useful performance measure that should be considered in addition to GAAP performance measures.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net (loss) income	($8.0)	$14.7	$11.2	$46.5
Non-controlling interest	—	—	(0.1)	(0.1)
Net (loss) income attributable to Deluxe	(8.0)	14.7	11.1	46.4
Acquisition amortization	16.5	21.7	58.8	68.7
Restructuring and integration costs	29.4	15.3	70.9	46.8
Share-based compensation expense	4.5	5.7	15.9	18.7
Acquisition transaction costs	—	0.1	—	0.1
Certain legal-related expense (benefit)	2.0	(1.7)	2.2	(0.8)
Loss (gain) on sale of businesses and long-lived assets	4.3	(1.8)	(17.6)	(19.3)
Gain on debt retirements	—	(1.7)	—	(1.7)
Adjustments, pre-tax	56.7	37.6	130.2	112.5
Income tax provision impact of pretax adjustments(1)	(13.8)	(9.2)	(30.6)	(26.8)
Adjustments, net of tax	42.9	28.4	99.6	85.7
Adjusted net income attributable to Deluxe	34.9	43.1	110.7	132.1
Income allocated to participating securities	—	—	—	(0.1)
Re-measurement of share-based awards classified as liabilities	—	(0.1)	—	(0.5)
Adjusted income attributable to Deluxe available to common shareholders	$34.9	$43.0	$110.7	$131.5

Weighted-average dilutive shares(2)	44.0	43.4	43.8	43.3

GAAP Diluted EPS	($0.18)	$0.34	$0.25	$1.06
Adjustments, net of tax	0.97	0.65	2.28	1.98
Adjusted Diluted EPS	$0.79	$0.99	$2.53	$3.04

(1) The tax effect of the pretax adjustments considers the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact that approximates the U.S. effective tax rate for each adjustment. However, the tax impact of certain adjustments, such as share-based compensation expense, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable effective tax rate(s) in those jurisdictions.

(2) The weighted-average dilutive shares used in the calculation of adjusted EPS for the quarter ended September 30, 2023 differs from the GAAP calculation due to differences in the amount of dilutive securities in each calculation.

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

COMPARABLE ADJUSTED REVENUE, COMPARABLE ADJUSTED EBITDA AND COMPARABLE ADJUSTED EBITDA MARGIN

Management views the measures of comparable adjusted revenue and comparable adjusted EBITDA, which exclude the impact of business exits, as important indicators when assessing and evaluating the performance of the business and when identifying strategies to improve performance. By excluding the impact of business exits, management is able to evaluate internally-generated revenue and adjusted EBITDA, measured by comparable results on a year-over-year basis. These measures are utilized by management to compare operational performance across fiscal periods when an acquisition or business exit occurs.

COMPARABLE ADJUSTED REVENUE

	Quarter Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Total Company:
Total revenue	$537.8	$555.0	$1,654.9	$1,674.0
Business exits	—	(17.0)	—	(35.9)
Comparable adjusted revenue	$537.8	$538.0	$1,654.9	$1,638.1

Payments:
Total revenue	$169.5	$169.8	$515.8	$507.2

Data Solutions:
Total revenue	$64.0	$66.7	$194.8	$204.8
Business exits	—	(15.3)	—	(23.4)
Comparable adjusted revenue	$64.0	$51.4	$194.8	$181.4

Promotional Solutions:
Total revenue	$124.3	$136.1	$399.2	$408.6
Business exits	—	(1.7)	—	(12.5)
Comparable adjusted revenue	$124.3	$134.4	$399.2	$396.1

Checks:
Total revenue	$180.0	$182.4	$545.1	$553.4

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

COMPARABLE ADJUSTED EBITDA AND COMPARABLE ADJUSTED EBITDA MARGIN

	Quarter Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Total Company:
Adjusted EBITDA	$101.9	$104.6	$310.7	$305.9
Business exits	—	(5.7)	—	(7.6)
Comparable adjusted EBITDA	$101.9	$98.9	$310.7	$298.3
Comparable adjusted EBITDA margin	18.9%	18.4%	18.8%	18.2%

Payments:
Adjusted EBITDA	$37.6	$36.2	$110.4	$107.6

Data Solutions:
Adjusted EBITDA	$15.3	$16.0	$48.4	$50.9
Business exits	—	(5.6)	—	(7.0)
Comparable adjusted EBITDA	$15.3	$10.4	$48.4	$43.9
Comparable adjusted EBITDA margin	23.9%	20.2%	24.8%	24.2%

Promotional Solutions:
Adjusted EBITDA	$16.6	$18.3	$56.7	$49.8
Business exits	—	(0.1)	—	(0.6)
Comparable adjusted EBITDA	$16.6	$18.2	$56.7	$49.2
Comparable adjusted EBITDA margin	13.4%	13.5%	14.2%	12.4%

Checks:
Adjusted EBITDA	$81.4	$80.5	$241.5	$245.8

Corporate:
Adjusted EBITDA	($49.0)	($46.4)	($146.3)	($148.2)

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

NET DEBT

Management believes that net debt is an important measure to monitor leverage and to evaluate the balance sheet. In calculating net debt, cash and cash equivalents are subtracted from total debt because they could be used to reduce the company’s debt obligations. A limitation associated with using net debt is that it subtracts cash and cash equivalents, and therefore, may imply that management intends to use cash and cash equivalents to reduce outstanding debt. In addition, net debt suggests that our debt obligations are less than the most comparable GAAP measure indicates.

	September 30, 2023	December 31, 2022
Total debt	$1,632.4	$1,644.2
Cash and cash equivalents	(42.2)	(40.4)
Net debt	$1,590.2	$1,603.8

FREE CASH FLOW

Management defines free cash flow as net cash provided by operating activities less purchases of capital assets. Management believes that free cash flow is an important indicator of cash available for debt service and for shareholders, after making capital investments to maintain or expand the company’s asset base. A limitation of using the free cash flow measure is that not all of the company’s free cash flow is available for discretionary spending, as the company may have mandatory debt payments and other cash requirements that must be deducted from its cash available for future use. Free cash flow is not a substitute for GAAP liquidity measures. Instead, management believes that this measurement provides an additional metric to compare cash generated by operations on a consistent basis and to provide insight into the cash flow available to fund items such as dividends, mandatory and discretionary debt reduction, acquisitions or other strategic investments, and share repurchases.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$67.6	$51.2	$114.9	$123.4
Purchases of capital assets	(24.9)	(28.2)	(80.8)	(73.4)
Free cash flow	$42.7	$23.0	$34.1	$50.0

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